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                                                                       EXHIBIT 3

                                   BYLAWS OF
                           TELE-COMMUNICATIONS, INC.
                            (A DELAWARE CORPORATION)

                            ------------------------

                     AS AMENDED AND RESTATED JULY 19, 1979
                WITH AMENDMENTS APRIL 8, 1980, OCTOBER 29, 1987,
                               DECEMBER 10, 1993

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                                   ARTICLE I

                                    OFFICES

     The Company shall maintain a registered office in the State of Delaware as required by law. The Company may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Company may require.

                                   ARTICLE II

                                      SEAL

     The seal of the Company shall have inscribed thereon the name of the Company, the State of its incorporation and the words "Corporate Seal". The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE III

                            MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of the Stockholders of the Company shall be held at such place either within or without the State of Delaware as may from time to time be designated by the Board of Directors and stated in the Notice of Meeting.

     Section 2.  Annual Meeting of Stockholders.

     (a) The Annual Meeting of the Stockholders of the Company shall be held on the fourth Thursday of June each year at the hour of 2:00 p.m., or at such other time and place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the Notice of Meeting. The purpose of the Meeting shall be the election of Directors and the transaction of such other business as properly may be brought before the Meeting.

     (b) If the election of Directors shall not be held on the day here designated for any Annual Meeting, or at any adjournment of such Meeting, the Board of Directors shall call a Special Meeting of the Stockholders as soon as conveniently possible thereafter. At such Meeting the election of Directors shall take place, and such election and any other business transacted thereat shall have the same force and effect as at an Annual Meeting duly called and held.

     Section 3. Special Stockholders' Meetings. Special Stockholders' Meetings shall be called on the written request of the holders of shares of stock represented by not less than two-thirds (66 2/3%) of the votes attributable to the Company's Class A Common, Class B Common and Preferred Stock as a class, representing the "Voting Power" of the shares entitled to vote of the issued and outstanding shares of the Company, and may be called at the request of three-quarter (75%) of the Directors. Such request shall state the purposes of the proposed Meeting. For such Meetings, notices shall be given in the same manner as notices of the Annual Meeting, except they shall be signed by the persons calling the Meeting. No Special

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Stockholders' Meetings shall consider any business except that which is designated in general terms in the Notice of the Meeting. Any Meeting to amend the Certificate of Incorporation shall describe generally the proposed amendment.

     Section 4. Notices of Meetings. Notices of both Special and Annual Stockholders' Meetings shall be given in writing and shall be signed (originally or by facsimile) by the Secretary or other persons calling the Meeting. Such Notices shall be given personally or sent by mail to each Stockholder at his last known address as shown on the books of the Company not less than ten nor more than sixty days before the said Meeting. Except where otherwise required by law or these Bylaws, notice need not be given of any adjourned Meeting of the Stockholders.

     Section 5. Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, at any Meeting of the Stockholders, a majority in voting power of the issued and outstanding stock of the Company shall constitute a quorum; said stock may be present in person or by proxy. If the holders of the number of votes necessary to constitute a quorum shall fail to attend the Meeting at the time and place fixed in the Notice of the Meeting, the Meeting shall be continued from time to time without other notice (no such adjournment or adjournments shall exceed 60 days), until the holders of the number of votes requisite to constitute a quorum shall attend. At such adjourned Meeting at which a quorum shall be present, any business may be transacted at the Meeting as originally notified.

     Section 6. Voting. At each meeting of stockholders, every Stockholder having the right to vote shall be entitled to vote, either in person or by proxy, the number of votes as provided for in or pursuant to the Certificate of Incorporation for each share of stock registered in his name on the books of the Company on the date of the last closing of the books against transfers of stock, or the record date fixed for the determination of Stockholders entitled to vote at such Meeting, or if the books are not closed, or if there be no record date fixed, then on the date of such Meeting. When a quorum is present at any Meeting, the affirmative vote of a majority of the votes represented by the issued and outstanding shares entitled to vote (Voting Power), present in person or represented by proxy shall decide any matter brought before such Meeting, unless the question is one upon which, by express provision of the Delaware statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as may be determined by the Board of Directors of the Company with respect to the Preferred Stock, and except as otherwise may be required by law, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall vote with the holders of voting shares of the Preferred Stock, if any, as one class for the election of Directors and for all other purposes. At all elections for members of the Board of Directors of the Company, each holder of stock certified to vote shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of Directors with respect to the votes represented by his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single Director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     Section 7.  Record Date.

     (a) In order to determine the holders of record of the Company's stock who are entitled to notice of Meetings, to vote at a Meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the Stockholders of record for any proper purpose, the Board of Directors of the Company may fix a date as the record date for such determination of Stockholders. Such date shall be no more than 60 days prior to the date of the action which requires such determination, nor, in the case of a Stockholders' Meeting, shall it be less than ten days in advance of such Meeting. A determination of Stockholders of record entitled to notice of or to vote at any Meeting shall apply to any adjournment of such Meeting, except that the Board of Directors may fix a new record date for any adjourned Meeting.

     (b) No proxy shall be valid and voted on after the Meeting of the Stockholders, or any adjournment thereof, to which it applies. Every proxy shall be revocable at the pleasure of the Stockholder executing it, except in those cases where an irrevocable proxy is duly executed and permitted by law.

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     Section 8.  Presiding Officer; Order of Business; Conduct of Meeting.

     (a) Meetings of the Stockholders shall be presided over by the Chairman of the Board of Directors, or if he is not present, by the Vice Chairman or President, or if neither the Vice Chairman of the Board nor the President is present, by a Vice President. The Secretary of the Company, or, in his absence, an Assistant Secretary, shall act as secretary of every Meeting, but in the absence of the Secretary or Assistant Secretary, the chairman of the Meeting may choose any person present to act as secretary of the Meeting.

     (b) Subject to the provisions of this Section, Meetings of Stockholders shall generally follow accepted rules of parliamentary procedure.

          1. Except when overruled by a majority of the votes represented by the votes held by Stockholders present, the Chairman of the Meeting shall have absolute authority over matters of procedure and to state the rules under which the voting shall be conducted.

          2. If disorder shall arise which prevents continuation of the legitimate business of the Meeting, the Chairman may quit the chair and announce the adjournment of the Meeting; and upon his so doing, the Meeting is immediately adjourned.

          3. The Chairman may ask or require that anyone not a bona fide Shareholder or proxy leave the Meeting.

          4. A resolution or motion shall be considered for a vote only if proposed by a Shareholder or duly authorized proxy, and seconded by an individual, who is a Shareholder or duly authorized proxy, other than the individual who proposed the resolution on motion.

     (c) The following order of business shall be observed at all Annual Stockholders' meetings insofar as is practicable:

          1. Calling the roll.

          2. Reading, correcting and approving minutes of a previous Meeting, unless the same be waived.

          3. Special business stated in the Notice of Meeting.

          4. Election of directors.

          5. New business.

     At any Special Meeting of Stockholders, the business transacted shall be confined to the objects and purposes described in the Notice of the Meeting. When such objectives include the amendment of the Certificate of Incorporation, both Notices of Annual and Special Meetings wherein such questions are considered shall describe with reasonable certainty the proposed amendment.

     Section 9. Proxies. A Stockholder may vote his shares through a proxy or attorney in fact appointed by a written instrument signed by the Stockholder and delivered to the Secretary of the Meeting.

     Section 10.  Voting List.

     (a) A complete list of the Stockholders of the Company entitled to vote at the ensuing Meeting, arranged in alphabetical order, and showing the address of and number and class of shares owned by each stockholder shall be prepared by the Secretary or other officer of the Transfer Agent of the Company having charge of the Stock Transfer Books.

     (b) The original Stock Transfer Books shall be prima facie evidence as to who are the Stockholders entitled to examine such list or to vote at any Meeting of the Stockholders.

     (c) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such Meeting of the Stockholders.

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                                   ARTICLE IV

                               BOARD OF DIRECTORS

     Section 1. General Authority. The property, business and affairs of the Company shall be managed and controlled by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the Stockholders.

     Section 2. Number and Term of Office. The governing body of this Company shall be a Board of Directors. The Directors need not be Stockholders and need not be residents of Delaware. The number of Directors shall be not less than six
(6) nor more than twelve (12), and each Director shall be of legal age. The number of the Board of Directors shall be fixed as eight (8). Such Directors shall be divided into three classes: Class I, Class II and Class III. Each Class shall consist, as nearly as possible, of one-third of the whole number of the Board of Directors. Class I Directors elected at the 1979 Annual Meeting of Stockholders shall initially serve until the next Annual Meeting following their election; Class II Directors elected at the 1979 Annual Meeting of Stockholders shall initially serve until the second Annual Meeting following their election; Class III Directors shall be elected to serve until the third Annual Meeting of Stockholders following their election; and, in the case of each Class, the Directors shall serve until their respective successors are duly elected and shall qualify. At each Annual Meeting of Stockholders after 1979, the Directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third succeeding Annual Meeting of Stockholders after their election, and until their respective successors are elected and qualified. If the number of Directors is changed, any increase or decrease shall be apportioned among the Classes so as to maintain all Classes as equal in number as possible, and any additional Director elected to any Class shall hold office for a term which shall coincide with the terms of the other Directors in such Class.

     Section 3. Elections. Other than as provided in Section 2 of this Article IV, the Directors of the Company shall be elected at the Annual Meeting of Stockholders or at a Special Meeting of Stockholders called for that purpose. Any vacancy occurring in the Board of Directors caused by death, resignation, removal or otherwise, and any newly created directorship resulting from an increase in the number of Directors, may be filled by the Directors then in office although such Directors are less than a quorum or by the sole remaining Director. Each Director chosen to fill a vacancy or a newly created directorship shall hold office until the next election of the Class for which such Director shall have been chosen, and until his successor shall be duly elected and shall qualify.

     Section 4. Executive Committee. By the affirmative vote of three-quarters of the Directors, the Board of Directors may designate an Executive Committee, all of whose members shall be Directors, to manage and operate the affairs of the Company or particular properties or enterprises of the Company. Subject to the limitations provided by the Delaware Statutes or the Certificate of Incorporation, such Committee shall exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation including, but not limited to, the power and authority to authorize the issuance of common stock not to exceed such number of shares as shall be specifically authorized from time to time by the Board of Directors in respect of a particular transaction. Such Committee shall keep minutes of its meetings and report to the Board of Directors not less often than quarterly on its activities and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to it.

     Section 5. Other Committees. The Board of Directors may by resolution establish committees other than an Executive Committee and shall specify with particularity the powers and duties of any such committee. Subject to limitations provided by the Delaware Statutes or the Certificate of Incorporation, any such committee shall exercise all powers and authority specifically granted to it by the Board of Directors which powers may include the authority to authorize the issuance of stock not to exceed such number of shares as shall be specifically authorized from time to time by the Board of Directors in respect to a particular transaction. Such committees shall serve at the pleasure of the Board; keep minutes of their meetings; and have such names as the Board by resolution may determine and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to them.

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     Section 6.  Indemnification.  The Company shall indemnify members of the
Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of the Company, to the extent provided by the Delaware Corporation statutes and by the Company's Certificate of Incorporation as now or hereafter in effect.

     Section 7. Place of Meetings. The Directors may hold their meetings in such place or places as the Board of Directors may from time to time by resolution determine.

     Section 8.  Board Meetings.

     (a) Meetings (Regular or Special) of the Board of Directors shall be held not less often than four times a year. A Regular Meeting shall follow the Annual Meeting of the Stockholders as promptly as is practicable for the purpose of organization, the election and appointment of officers and the transaction of other business. Notice of each Regular Meeting shall be furnished in writing to each member of the Board of Directors not less than five days in advance of said meeting. No notice need be given of the Meeting following the Stockholders' Meeting.

     (b) At each Regular or Special Meeting of the Board, the presence or participation of a majority of the full number of Directors then in office (including both those elected and appointed) shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors voting at any Meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by law, the Certificate of Incorporation or these Bylaws.

     Section 9. Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of a majority of the Directors of the Company. Unless waived, Notices of the Meetings shall state with reasonable certainty the nature and purposes thereof, together with the proposed agenda. Notices of Meetings of which notices are required shall be given personally, or by telegram or telephone, confirmed in writing, and shall be given not less than two days in advance of said Meeting.

     Section 10. Action Without a Meeting. Any action that may be taken at a Meeting of the Directors or a Committee may be taken without a Meeting if a consent in writing describing the action so taken shall be signed by all of the Directors or Committee entitled to vote with respect to the subject matter thereof, and filed with the Minutes of the proceedings of the Board of Directors.

     Section 11. Order of Business. At Meetings of the Board of Directors, business shall be transacted in such order as the Board may by resolution determine. At all Meetings of the Board of Directors, the Chairman of the Board, or in his absence the Vice Chairman, or in his absence, the President, shall preside.

     Section 12. Directors' Compensation. Directors shall receive such compensation for attendance at any Meetings of the Board and any expenses incidental to the performance of their duties as the Board shall determine by resolution. Such compensation may be in addition to any compensation received by the members of the Board in any other capacity.

     Section 13. Minutes. The Board of Directors shall keep written minutes of its meetings. In the event the Secretary of the Company is not a member of the Board of Directors, the Board shall prescribe by a resolution the officer or other person who shall be charged with the responsibility of keeping and maintaining such Minutes.

     Section 14.  Notice and Waiver of Notice

     (a) Notice to Directors shall be in writing and may be delivered personally or by mail or telegram at their residences or usual places of business.

     (b) Members of the Board of Directors may waive in writing any requirements of notice of any Special or Regular Meeting of the Board or a Committee of the board, provided, nevertheless, that a waiver must be executed by each of the members.

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     Section 15.  Dividends.  Subject always to the provisions of the laws of
Delaware and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if so what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the stockholders of the Company. The Board of Directors may fix a sum which may be set aside or reserved over and above the paid-in capital of the Company for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish and vary such funds in the Board's absolute judgment and discretion. Dividends upon the shares of stock of the Company, subject always to the mentioned provisions, may be declared by the Board of Directors at any Regular or Special Meeting, payable in cash, property or shares of the Company's stock.

                                   ARTICLE V

                                    OFFICERS

     Section 1. Number and Tenure. The Board of Directors shall elect from its own number, at its first Meeting after each Annual Meeting of Stockholders, a Chairman of the Board, a Vice Chairman and a President. The Board may also elect such Vice Presidents as in the opinion of the Board the business of the Company requires, a Treasurer and a Secretary, any of whom may or may not be Directors. The Board may also elect, from time to time, such other or additional officers as in its opinion are desirable for the conduct of the business of the Company. The officers of the Corporations shall hold office until the first Meeting of the Board of Directors following the Annual Meeting of Stockholders next following their respective election; but any officer shall be subject to removal, with or without cause, as provided by law or these Bylaws.

     Section 2. Discretion. In its discretion, the Board of Directors, by the vote of a majority of the whole Board, may leave any office unfilled for any such period as it may fix by resolution. Any office or agent of the Company may be removed at any time by the affirmative vote of three-quarters (75%) of the whole Board of Directors.

     Section 3. Chairman of the Board. The Chairman of the Board shall be a Director and, when present, shall preside at all Meetings of the Board of Directors. He shall be a member of all standing Committees and Chairman of the Executive Committee. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall have the powers of the President and power to delegate any of the Chairman's powers, on a temporary or permanent basis, to the Vice Chairman or the President.

     Section 4. Vice Chairman. The Vice Chairman shall have all of the powers and may perform all of the administrative and other duties of the Chairman of the Board in the event of the absence or disability of the Chairman. He shall perform such other duties as may be prescribed from time to time by the Board of Directors.

     Section 5. President. The President shall be the chief executive officer of the Company. He shall be a member of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business and affairs of the Company and over its several officers. He may appoint and terminate the appointment or election of officers, agents, or employees other than those appointed or elected by the Board of Directors. He may sign, execute and deliver, in the name of the Company, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     Section 6. Vice Presidents. Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Chairman of the Board, the Vice Chairman, President, Executive Committee or Board of Directors. In the absence or disability of the Chairman of the Board and the President, the Vice Chairman or any Vice President designated by the Board shall perform the duties and exercise the powers of the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties which implement policies established by the Board, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Bylaws.

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     Section 7.  Treasurer.  The Treasurer shall be the chief financial officer of the Company. Unless the Board otherwise declares by resolution, the Treasurer shall have general custody of all the funds and securities of the Company and have general supervision of the collection and disbursement of fund of the Company. He shall endorse for collection on behalf of the Company checks, notes and other obligations, and shall deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors may designate. He may sign, with the Chairman of the Board, President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Company. He shall enter or cause to be entered regularly in the books of the Company a full and accurate account of all moneys received and paid by him on account of the Company; shall at all reasonable times exhibit his books and accounts to any directors of the Company upon application at the office of the Company during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He may be required to give bond for the faithful performance of his duties in such sum and with such surety as shall be approved by the Board of Directors. The Board may authorize one or more accounting firms to perform any act or discharge any responsibility of the Treasurer. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 8. Secretary. The Secretary shall keep the Minutes of all Meetings of the Stockholders and of the Board of Directors, and to the extent ordered by the Board of Directors, the Chairman of the Board or the President, may keep the Minutes of Meetings of all Committees. He shall cause notice to be given of Meetings of Stockholders, of the Board of Directors, and of any Committee appointed by the Board. He shall have custody of the corporate seal, Minutes and records relating to the conduct and acts of the Stockholders and Board of Directors, which shall, at all reasonable times, be open to the examination of any Director. The Secretary or any Assistant Secretary may certify the record of proceedings of the Meetings of the Stockholders or of the Board of Directors, of resolutions adopted at such Meetings, may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials; may sign acknowledgments of instruments; may give Notices of Meetings; and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 9. The Controller. The Controller shall be the chief accounting officer of the Company. He shall cause regular audits of the books and records of the Company to be made. He shall perform such other duties and exercise such other powers as the Board of Directors may from time to time prescribe.

     Section 10. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Treasurer, with approval of the Chairman of the Board or the President may authorize such bank accounts to be opened or maintained in the name and on behalf of the Company as he may deem necessary or appropriate, provided payments from such bank accounts are to be made upon and according to the check of the Company, which may be signed jointly or singly by either the manual or facsimile signature or signatures of such officers or bonded employees of the Company as shall be specified in the written instructions of the Treasurer or Assistant Treasurer of the Company with the approval of the Chairman of the Board or the President of the Company.

     Section 11. Vacancies. In case any office shall become vacant, the Board of Directors shall have power to fill such vacancies. In case of the absence or disability of any officer, the Board of Directors may delegate the powers or duties of any officer to another officer in the Company, or to a Director.

     Section 12. Proxies. Unless otherwise directed by the Board of Directors, the Chairman of the Board, Vice Chairman or President, or their designees shall have full power and authority on behalf of the Company to attend and to vote upon all matters and resolutions at any Meeting of Stockholders of any corporation in which this Company may hold stock, and may exercise on behalf of this Company any and all of the rights and powers incident to the ownership of such stock at any such Meeting, whether Regular or Special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on

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behalf of this Company in connection with the exercise by this Company of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

     Section 13. Dual Offices. Any person may hold more than one office, however the President shall not hold any other office except that of Chairman of the Board.

     Section 14. Salaries. The salaries of all Executive officers of the Company shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Company and receiving compensation therefor.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

     Section 1.  Form.

     (a) The interest of each Stockholder of the Company shall be evidenced by certificates for shares of stock, certifying the Class and number of shares represented thereby and in such form, not inconsistent with the Certificate of Incorporation, as the Board of Directors may from time to time prescribe.

     (b) The certificates of stock shall be signed by the Chairman of the Board of Directors or the President and by the Secretary or the Treasurer, and sealed with the seal of the Company. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent or by a registrar, the signatures of any officers upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Company with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the time of its issue.

     Section 2.  Transfers.

     (a) Transfers of shares of the capital stock of the Company shall be made only on the books of the Company by the registered owner thereof, or by his duly authorized attorney, with a transfer agent appointed as elsewhere provided in the Bylaws, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and with all taxes thereon paid.

     (b) The person in whose name shares of stock stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes, and the Company shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 3. Lost or Destroyed Certificates. The Board shall have the power to direct new stock certificates to be issued to any Stockholder in place of any certificates theretofore issued by the Company, when such Stockholder proves to the satisfaction of the Board that a stock certificate is lost or destroyed, or upon the posting of an indemnity bond by the owner of such lost or destroyed certificates, or his legal representative, in such amount as the Board shall deem appropriate, to hold the Company harmless from any loss or claim arising out of or in connection with the issuance of a duplicate certificate, unless such requirement be dispensed with the Board, in its discretion, in any instance or instances.

     Section 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.

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                                  ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Company shall commence on the first day of January of each year, commencing with the year of its incorporation.

     Section 2. Books and Records. A certified copy of the Certificate of Incorporation and the Bylaws of this Company shall be deposited in the name of the Company in such bank or banks or trust company or other institutions as the Board of Directors shall designate by resolution. All checks or demands for the payment of money and all notes and other instruments of a negotiable nature shall be signed by the persons designated by appropriate resolution of the Board of Directors or these Bylaws.

     Section 3. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances.

     Section 4. Loans. No loans shall be contracted on behalf of the Company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors; and such authority may be general or confined to specific instances.

     Section 5. Saving Clause. In the event any provision of these Bylaws is inconsistent with the Certificate of Incorporation of this Company or the corporate laws of the State of Delaware, such provision shall be invalid to the extent only of such conflict, and such conflict, and such conflict shall not affect the validity of all other provision of these Bylaws.

                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. Amendments. These Bylaws may be adopted, repealed, altered or amended only by unanimous written consent action of all Directors or by the affirmative votes of three-quarters (75%) of the members of the Board of Directors acting at a Regular or Special Meeting called by written notice, which written notice includes notice of proposed action to amend the Bylaws, or by the affirmative vote of two-thirds (66 2/3%) of the votes represented by the issued and outstanding shares of the Company entitled to vote at a Meeting called for such purposes.

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